UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2014

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323

Tyler, TX 75708

(Address of principal executive offices) (zip code)

(800) 727-1024

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 26, 2014, we repaid the promissory note to Adar Bays, LLC, that on June 27, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which we sold to Adar Bays two (2) 8% Convertible Promissory Notes, each in the principal amount of Thirty Five Thousand Dollars ($35,000) (the “Notes”). We repaid the entire principal balance of the Notes plus accrued interest and a prepayment premium, in the total amount of Fifty Three Thousand Nine Hundred Fifteen Dollars and Fifty Six Cents ($53,915.56).

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

KBM Worldwide, Inc.

On December 30, 2014, we entered into a Securities Purchase Agreement with KBM Worldwide, Inc., pursuant to which we sold to KBM a 8% Convertible Promissory Note in the original principal amount of $45,000 (the “Note”). The Note has a maturity date of October 2, 2015, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The “Variable Conversion Price” shall mean 51% multiplied by the Market Price (representing a discount rate of 49%). “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the closing bid price on the applicable day. The “Fixed Conversion Price” shall mean $0.00005. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 130% of the principal amount and any accrued and unpaid interest; (b) between 91 and 150 days after issuance – 135% of the principal amount and any accrued and unpaid interest; and (c) between 151 and 180 days after issuance – 140% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Note closed on December 31, 2014, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

2

White Mountain River, Inc.

On December 26, 2014, we entered into three (3) Secured Promissory Note and Stock Purchase Agreements, by and between us and our wholly owned subsidiary, White Mountain River, Inc., a Texas corporation, on the one hand, and third-party investors, on the other hand. Pursuant to the Agreements, the investors tendered an aggregate of Two Hundred Thousand Dollars ($200,000) in exchange for (i) secured 15% promissory notes issued by White Mountain, but convertible into our common stock in certain circumstances, and (ii) an aggregate of two hundred thousand (200,000) shares of our common stock. SearchCore guaranteed payment of the Notes, which were secured by any and all assets purchased using the proceeds therefrom. The issuance of the notes and shares was exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The purchasers were accredited and sophisticated investors, familiar with our operations, and there was no solicitation.

The funds will be used to acquire land and manufactured homes for improvement and resale to customers of our wholly-owned subsidiary, Wisdom Homes of America, Inc.

In connection with the transaction, we entered into a Consulting Agreement with Robert S. Delue pursuant to which we issued him three hundred thousand (300,000) shares of our common stock. The issuance of the shares was exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The purchaser was accredited and sophisticated, familiar with our operations, and there was no solicitation.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 29, 2014, we issued a press release regarding the opening of our largest retail center in Mount Pleasant, Texas.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

3

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 (1)	Securities Purchase Agreement dated June 27, 2014

10.2 (1)	8% Convertible Redeemable Note dated June 30, 2014

10.3 (1)	8% Convertible Redeemable Note (Back End I) dated June 30, 2014

10.4 (1)	Adar Bays, LLC Collateralized Secured Promissory Note (Back End Note) dated June 30, 2014

10.5	Securities Purchase Agreement dated December 30, 2014

10.6	Convertible Promissory Note dated December 30, 2014

10.7	Form of Promissory Note and Stock Purchase Agreement

10.8	Form of Promissory Note

10.9	Form of Guaranty

10.10	Form of Security Agreement

99.1	Press Release dated December 29, 2014

______________

(1) Incorporated by reference from our Current Report dated and filed with the Commission on July 2, 2014.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: December 31, 2014	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer

5